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                                                                     EXHIBIT 1.1


                                2,500,000 Shares

                             ANSYS DIAGNOSTICS, INC.

                                  Common Stock


                             UNDERWRITING AGREEMENT


                                                                __________, 1999


VECTOR SECURITIES INTERNATIONAL, INC.
SUTRO & CO. INCORPORATED
     As Representatives of
     the Several Underwriters
     named in Schedule I hereto
c/o  VECTOR SECURITIES INTERNATIONAL, INC.
     1751 Lake Cook Road
     Suite 350
     Deerfield, Illinois 60015

Dear Sirs:

                  ANSYS Diagnostics, Inc., a Delaware corporation (the "Company"), proposes to issue and sell an aggregate of 2,500,000 shares of its stock, par value $0.0001 per share (the "Initial Securities"), to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom Vector Securities International, Inc. ("Vector"), and Sutro & Co. Incorporated are acting as representatives (the "Representatives"). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the several Underwriters, upon the terms and conditions set forth in Section 2 hereof, an option to purchase up to an additional 375,000 shares of Common Stock of the Company (the "Option Securities"). The Initial Securities and the Option Securities are hereinafter collectively referred to as the "Securities." The Company's Common Stock, par value $0.0001 per share, including the Securities, is hereinafter referred to as the "Common Stock." The Company wishes to confirm as follows its agreements with you and the other Underwriters on whose behalf you are acting in connection with the several purchases by the Underwriters of the Securities:

                  1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission

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(the "Commission") a registration statement on Form S-1 (No. 333-72665) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, and either (A) has prepared and filed, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus or (B) if the Company has elected to rely upon Rule 430A ("Rule
430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of this Agreement. Additionally, if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, the Company will prepare and file a term sheet (a
"Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b), promptly after execution and delivery of this Agreement. The information, if any, included in such prospectus or in such Term Sheet, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it becomes effective (a) pursuant to paragraph (b) of Rule 430A, is referred to herein as the "Rule 430A Information," or (b) pursuant to paragraph (d) of Rule 434, is referred to herein as the "Rule 434 Information." Each prospectus used before the time such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and schedules thereto, at the time it became effective and including, if applicable, the Rule 430A Information or the Rule 434 Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term Registration Statement shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein referred to as the "Prospectus." If Rule 434 is relied upon, the term "Prospectus" shall refer to the preliminary prospectus last furnished to the Underwriters in connection with the offering of the Securities, together with the Term Sheet, and all references to the date of the Prospectus shall mean the date of the Term Sheet.

                  2. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations, warranties and agreements contained herein, and subject to all the terms and conditions set forth herein, the


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Company hereby agrees to issue and sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share (the "purchase price per share"), the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter under the column "Number of Initial Securities to be Purchased from the Company" (or such number of Initial Securities increased as set forth in Section 10 hereof).

                  Upon the basis of the representations, warranties and agreements contained herein, and subject to all the terms and conditions set forth herein, the Company hereby grants an option (the "over-allotment option") to the Underwriters to purchase from the Company, at the purchase price per share, up to an aggregate of 375,000 Option Securities. Option Securities may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Securities. Such option shall expire at 5:00 P.M., Chicago time, on the 30th day after the date of this Agreement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). Such over-allotment option may be exercised at any time or from time to time until its expiration. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company that proportion of the total number of Option Securities as is equal to the percentage of Initial Securities that such Underwriter is purchasing from the Company (or such number of Initial Securities increased as set forth in Section 10 hereof), subject to such adjustments as you may determine to avoid fractional shares.

                  3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Securities upon the terms set forth in the Prospectus.

                  4. DELIVERY OF THE SECURITIES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Initial Securities shall be made at the office of Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois 60606, at 9:00 A.M., Chicago time, on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof) (the "Closing Date"). The place of closing for the Initial Securities and the Closing Date may be varied by agreement among you and the Company.


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                  Delivery to the Underwriters of and payment for any Option
Securities to be purchased by the Underwriters shall be made at the aforementioned office of Skadden, Arps, Slate, Meagher & Flom (Illinois) at such time on such date (an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Option Securities. The place of closing for any Option Securities and the Option Closing Date for such Option Securities may be varied by agreement between you and the Company.

                  Certificates for the Initial Securities and for any Option Securities to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice (it being understood that a facsimile transmission shall be deemed written notice) prior to 9:30 A.M., Chicago time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in Chicago, Illinois or New York, New York, as requested by you in the aforesaid notice, for inspection and packaging not later than 9:30 A.M., Chicago time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. The certificates evidencing the Initial Securities and any Option Securities to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company. It is understood that each Underwriter has authorized you, for its account, to accept delivery of, acknowledge receipt of, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Vector, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Date or the Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                  5. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters as follows:


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                           a. The Company will notify the Underwriters
immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation of any proceedings for such purpose and (v) during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), of any change, or any event or occurrence which could result in such a change, in the Company's condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or the happening of any event, including the filing of any information, documents or reports pursuant to the 1934 Act, that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to state a material fact required by the 1933 Act or the 1933 Act Regulations to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus to comply with the 1933 Act, the 1933 Act Regulations or any other law. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, and, if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Securities under any state securities or Blue Sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                           b. The Company will give the Underwriters notice of
its intention to prepare or file any amendment to the Registration Statement (including any post-effective amendment), any Rule 462(b) Registration Statement, any Term Sheet or any amendment or supplement to the Prospectus (including any revised prospectus or Term


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Sheet and preliminary prospectus which the Company proposes for use by the
Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus or Term Sheet and preliminary prospectus is required to be filed pursuant to Rule 424(b)), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriters with copies of any Rule 462(b) Registration Statement, Term Sheet, amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment or supplement or use any such prospectus to which the Underwriters or counsel for the Underwriters shall object.

                           c. The Company has furnished or will deliver to the
Underwriters and their counsel, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request.

                           d. The Company will furnish to each Underwriter,
without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

                           e. The Company will comply with the 1933 Act and the
1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and the Company will


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furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                           f. During the period of five years after the date of
this Agreement, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the Nasdaq National Market (ANNM@), and (ii) from time to time such other information concerning the Company as you may reasonably request.

                           g. The Company will use its best efforts, in
cooperation with counsel to the Underwriters, to qualify the Securities for offering and sale under the applicable securities or Blue Sky laws of such states and other jurisdictions of the United States as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                           h. The Company will make generally available to its
security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                           i. The Company will use the net proceeds received by
it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

                           j. If at the time that the Registration Statement
becomes effective any Rule 430A Information or Rule 434 Information shall have been omitted therefrom, then immediately following the execution of this Agreement the Company will prepare and file or transmit for filing with the Commission in accordance with Rule 430A or Rule 434 and Rule 424(b) copies of a Prospectus or Term Sheet containing such Rule 430A Information and Rule 434 Information, respectively, or, if required by Rule 430A, a post-


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effective amendment to the Registration Statement (including an amended
Prospectus) containing such Rule 430A Information.

                           k. If the Company elects to rely upon Rule 462(b),
the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 P.M. Eastern Time on the date hereof and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

                           l. The Company, during the period when the Prospectus
is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                           m. During a period of 180 days from the date of the
Prospectus, the Company will not, without the prior written consent of Vector,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.

                           n. The Company will furnish to you, concurrently with
the execution of this Agreement, "lock-up" letters, in form and substance satisfactory to you, executed by (i) each of the officers and directors of the Company and (ii) each of the Stockholders listed in Schedule II hereto.


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                           o. The Company will supply the Underwriters with
copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the 1933 Act.

                           p. Prior to the Closing Date, the Company shall
furnish to the Underwriters, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and Ansys International, Inc., a Virgin Islands foreign sales corporation (the "Subsidiary"), for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                           q. Prior to the Closing Date, the Company will issue
no press release or other communications directly or indirectly and hold no press conference with respect to the Company or the Subsidiary, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Securities, without the prior written consent of Vector unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

                           r. The Company has not taken, nor will it take,
directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

                           s. The Company will use its best efforts to maintain
the inclusion of such Common Stock on the NNM (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

                  6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                           a. When the Registration Statement, any Rule 462(b)
Registration Statement and any post-effective amendment thereto becomes effective, at the date of the Prospectus, if different, and at the Closing Date and the Option Closing Date, as the case may be, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The


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Prospectus and any supplements or amendments thereto will not at the date of the
Prospectus, at the date of any such supplements or amendments, or at the Closing Date or the Option Closing Date, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus relating to any Underwriter made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Vector expressly for use in the Registration Statement or Prospectus. The Company has not distributed any offering materials in connection with the offering or sale of the Securities other than the Registration Statement, the preliminary prospectus, the Prospectus, the Term Sheet, if applicable, or any other materials, if any, permitted by the 1933 Act or the 1933 Act Regulations.

                           b. Each preliminary prospectus and the prospectus
filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

                           c. McGladrey & Pullen, LLP, the accountants who
certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                           d. The audited and unaudited financial statements
included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiary as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information and statistical data set forth in the Prospectus are prepared on an accounting basis consistent with such financial statements.


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                           e. Since the respective dates as of which information
is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or the Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company has no material contingent obligations which are not disclosed in the Registration Statement.

                           f. The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise.

                           g. The Subsidiary has been duly incorporated and is
validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, claim or equity. There are no outstanding


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subscriptions, options, warrants, commitments, convertible or exchangeable securities or other rights granted by the Company or the Subsidiary to acquire any shares of capital stock of or ownership interests in the Subsidiary and there are no commitments, plans or arrangements to do so. Except with respect to the Subsidiary and Molecular Innovations Inc., a Delaware corporation, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

                           h. The authorized, issued and outstanding capital
stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee or director benefit plans or the exercise of convertible securities referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been, or will be prior to the Closing, duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of or are not otherwise subject to, any preemptive or other similar rights; the Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the certificates evidencing the Securities are in due and proper form under Delaware law; the authorized capital stock of the Company, including the Securities, conforms to all statements relating thereto contained in the Prospectus; and the issuance of the Securities is not subject to preemptive or other similar rights. There are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock, in each case other than as described in the Prospectus.

                           i. Except as disclosed in the Registration Statement
and except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, (A) the Company and the Subsidiary are in compliance with all applicable Environmental Laws (as defined below), (B) the Company and the Subsidiary have all permits, authorizations and approvals required under any applicable


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Environmental Laws and are each in compliance with the requirements of such permits authorizations and approvals, (C) there are no pending or, to the best knowledge of the Company, threatened Environmental Claims against the Company or the Subsidiary and (D) to the best knowledge of the Company, under applicable law, there are no circumstances with respect to any property or operations of the Company or the Subsidiary that are reasonably likely to form the basis of an Environmental Claim (as defined below) against the Company or the Subsidiary.

                  For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgement, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                           j. Neither the Company nor the Subsidiary is in
violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust, or other instrument or agreement to which the Company or the Subsidiary is a party or by which either of them may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject. To the best knowledge of the Company, no other party under any material contract or other agreement to which the Company or the Subsidiary is a party is in material default in any respect thereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting agreement, voting trust or other instrument or agreement to which the Company or the Subsidiary is a party or by which either of them may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the Subsidiary or any applicable statute, law, rule, regulation, ordinance, code, judgment, ruling, decision or order of any court or other governmental agency or body applicable to the business or properties of the Company or the Subsidiary.

                           k. No labor dispute with the employees of the Company
or the Subsidiary exists or, to the best knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might, singly or in the aggregate, be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise.

                           l. There is no action, suit or proceeding before or
by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or the Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, singly or in the aggregate, might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, or which, singly or in the aggregate, might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement; all pending legal or governmental proceedings to which the Company or the Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or the Subsidiary which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                           m. The Company and the Subsidiary own or are licensed
to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets (herein called the "Proprietary Rights") which are material to the businesses of the Company and the Subsidiary as now conducted and as proposed to be conducted, in each case as described in the Prospectus. The description of the Proprietary Rights in the Prospectus is correct in all material respects and fairly and correctly describes the Company=s and the Subsidiary=s rights with respect thereto. Except as described in the Prospectus, the Company does not have any knowledge of, and the Company has not given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights. No action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the best knowledge of the Company, threatened, which involves any Proprietary Rights. Neither the Company nor the Subsidiary is subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, or has entered into or is a party to any contract, which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights. To the best knowledge of the Company, no Proprietary Rights used by the Company or the Subsidiary, and no services or products sold by the Company or the Subsidiary, conflict with or infringe upon any proprietary rights available to any third party. Neither the Company nor the Subsidiary has received written notice of any pending conflict with or infringement upon such third-party proprietary rights. Neither the Company nor the Subsidiary has entered into any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights other than in the ordinary course of business. No claims have been asserted by any person with respect to the validity of the Company's or the Subsidiary=s ownership or right to use the Proprietary Rights and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Proprietary Rights are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or cancelled or is the subject of cancellation or other adversarial proceedings, and all applications therefore are pending and are in good standing. The Company and the Subsidiary have complied in all material respects with their respective contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Proprietary Rights owned or used by the Company or the Subsidiary.

                           n. No registration, authorization, approval,
qualification, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations, state securities or Blue Sky laws, or the National Association of Securities Dealers, Inc. ("NASD").

                           o. The Company and the Subsidiary each possess and
are operating in compliance with all licenses, certificates, consents, authorities, approvals and permits (collectively, "permits") from all state, Federal, foreign and other regulatory agencies or bodies necessary to conduct the businesses now operated by them, and neither the Company nor the Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit or any circumstance which would lead it to believe that such proceedings are reasonably likely which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise.

                           p. This Agreement has been duly authorized, executed
and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws.

                           q. Except as described in the Prospectus, there are
no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                           r. No order preventing or suspending the use of any
preliminary prospectus has been issued and no proceedings for that purpose are pending, threatened, or, to the best knowledge of the Company, contemplated by the Commission; and to the best knowledge of the Company, no order suspending the offering of the Securities in any jurisdiction designated by the Underwriters pursuant to Section 5(g) of this Agreement has been issued and, to the best knowledge of the Company, no proceedings for that purpose have been instituted or threatened or are contemplated.

                           s. The Company and the Subsidiary each have good and
marketable title to all properties and assets owned by them, free and clear of all material security interests, mortgages, pledges, liens, charges, encumbrances, claims and equities of record. The properties and assets of the Company and the

Subsidiary are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses. Any real properties held under lease by the Company or the Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company and the Subsidiary considered as one enterprise.

                           t. The Company and the Subsidiary maintain a system
of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           u. The Company and the Subsidiary have conducted and
are conducting their respective businesses in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, except where the failure to do so would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise.

                           v. To the best knowledge of the Company, neither the
Company nor the Subsidiary, nor any employee or agent of the Company or the Subsidiary, has made any payment of funds of the Company or the Subsidiary or received or retained any funds in violation of any statute, law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                           w. The Company is not now, and after sale of the
Securities to be sold by it hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           x. All offers and sales of capital stock of the
Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the 1933 Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

                           y. The Securities have been duly authorized for
quotation on NNM. The Company has taken no action designed to, or likely to have the effect of delisting the Common Stock from NNM, nor has the Company received any notification that the NNM is contemplating terminating such listing.

                           z. The Company has not taken, and at the Closing Date
and at any later Option Closing Date, the Company will not have taken, directly or indirectly, any action which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of sale or resale of the Securities.

                           aa. The Company and the Subsidiary maintain insurance
of the types and in amounts adequate for their businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering clinical trial liability, product liability and real and personal property owned or leased against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. The Company believes that it will be able to renew its existing insurance coverage as and when such coverage expires. The Company has not been refused any insurance coverage sought or applied for by the Company.

                           bb. The Company and the Subsidiary have filed all
material tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company nor the Subsidiary is in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto.

                           cc. Except as described in the Prospectus, to the
best knowledge of the Company, there are no rulemaking or similar proceedings before the United States Food and Drug Administration or comparable Federal, state, local or foreign governmental bodies which involve or affect the Company or the Subsidiary, which, if the subject of an action unfavorable to the Company or the Subsidiary, could involve a prospective material adverse change in or effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise.

                           dd. The Commercial Agreement between the Company and
Roche Diagnostic Systems Inc. (ARoche@), dated as of April 13, 1993, as amended May 1, 1998, and the Development and Manufacturing Agreement between the Company and Roche, dated September 1, 1996 (collectively the "Partner Agreements"), have each been duly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. No default has occurred under any of the Partner Agreements and no event has occurred which, with the passage of time or otherwise, would constitute a default under any of the Partner Agreements. The Company has not received any communication (whether written or oral) relating to the termination or threatened termination or modification or threatened modification of any material, consulting, licensing, marketing, research and development, cooperative or any similar agreement, including, without limitation, the Partner Agreements identified under the section of the Prospectus entitled "BusinessCAgreements with Roche." Each such Partner Agreement is in effect substantially as described in such section of the Prospectus.

                           ee. To the best knowledge of the Company, if any
full-time employee (past or present)has entered into any non-competition, non-disclosure, confidentiality or other similar agreement with any party other than the Company or the Subsidiary, such employee is neither in violation thereof nor is expected to be in violation thereof as a result of the business conducted or expected to be conducted by the Company or the Subsidiary as described in the Prospectus or such person's performance of his obligations to the Company or the Subsidiary; and neither the Company nor the Subsidiary has received written notice that any consultant or scientific advisor (past or present)of the Company or the Subsidiary is in violation of any non-competition, non-disclosure, confidentiality or similar agreement.

                  7.  INDEMNIFICATION AND CONTRIBUTION.

                           a. The Company agrees to indemnify and hold harmless
(i) each Underwriter, (ii) each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective directors, officers, partners and employees of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities and expenses whatsoever (including, without limitation, all reasonable costs of pursuing, investigating and defending any claim, suit or action or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person), directly or indirectly, caused by, related to, based upon or arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information, if applicable, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or related Indemnified Person) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the 1933 Act or the 1933 Act Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or any amendment or supplement thereto), provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

                           b. If any action, suit or proceeding shall be brought
against any Indemnified Person in respect of which indemnity may be sought against the Company, such Indemnified Person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnified Person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit, investigation or proceeding (including any impleaded parties) include both such Indemnified Person and the indemnifying parties and representation of such Indemnified Person and any indemnifying party by the same counsel would, in the reasonable judgment of the Indemnified Person, be inappropriate due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Vector, and that all such fees and expenses shall be reimbursed as they are incurred. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, which consent shall not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless any Indemnified Person, to the extent provided in the preceding paragraph, from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                           c. Each Underwriter agrees, severally and not
jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the 1933 Act, to the same extent as the foregoing indemnity from the Company to each Indemnified Person, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through Vector expressly for use in the

Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto. If any action, suit, investigation or proceeding shall be brought against the Company, any of its directors, any such officer or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above, and the Company, its directors, any such officer and any such controlling person shall have the rights and duties given to the Indemnified Persons by paragraph (a) above.

                           d. If the indemnification provided for in this
Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or judicial determination, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

                           e. The Company and the Underwriters agree that it
would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 7, no Underwriter (or any of its related Indemnified Persons) shall be required to contribute (whether pursuant to subsection (a) or (c) or otherwise) any amount in excess of the underwriting discount applicable to the Securities underwritten by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective numbers of Securities set forth opposite their names in Schedule I hereto (or such numbers of Securities increased as set forth in Section 10 hereof) and not joint.

                           f. No indemnifying party shall, without the prior
written consent of the Indemnified Person, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such action, suit or proceeding.

                           g. Any losses, claims, damages, liabilities or
expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnified Person, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement.

                  8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Initial Securities hereunder are subject to the following conditions:

                           a. The Registration Statement, including any Rule
462(b) Registration Statement, shall have become effective on the date hereof; no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A, Rule 430A Information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A. If the Company has elected to rely upon Rule 434, a Term Sheet shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period.

                           b. The Underwriters shall have received:

                                    (i) The favorable opinion, dated as of the
         Closing Date, of Brobeck, Phleger & Harrison LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           A. The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware. To the best of their knowledge, the Company is not in violation of its charter or bylaws.

                           B. The Company has corporate power and authority to
                  own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement.

                           C. To the best of their knowledge and information,
                  the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required.

                           D. The authorized, issued and outstanding capital
                  stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus), and the shares of issued and outstanding capital stock of the Company have been, or will be prior to the Closing, duly authorized and validly issued and are fully paid and non-assessable and, to their knowledge and information, have not been issued in violation of or are not otherwise subject to any preemptive rights or other similar rights.

                           E. The Securities have been duly authorized for
                  issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to preemptive or other similar rights.

                           F. The Subsidiary has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of their knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of their knowledge and information, is owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Prospectus. To the best of their knowledge and information, except as described in the Prospectus, there are no outstanding subscriptions, options, warrants, commitments, convertible or exchangeable securities or other rights granted by the Company or the Subsidiary to acquire any shares of capital stock of or ownership interests in the Subsidiary and there are no commitments, plans or arrangements to do so.

                           G. To the best of their knowledge and information,
                  except as described in the Prospectus, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible or exchangeable for Common Stock.

                           H. This Agreement has been duly authorized, executed
                  and delivered by the Company.

                           I. At the time the Registration Statement became
                  effective and at the Closing Date, the Registration Statement (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                           J. The form of certificate used to evidence each of
                  the Securities is in due and proper form and complies with all applicable statutory requirements.

                           K. To the best of their knowledge and information,
                  there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or the Subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                           L. The information in the Prospectus under "Certain
                  Transactions," "Business-Government Regulation," "Description of Capital Stock," Business-Agreements with Roche," "Management-Stock

                  Option Plans," "Shares Eligible for Future Sale" and Item 15 of Part II of the Registration Statement to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects and fairly and correctly presents the information called for with respect thereto.

                           M. To the best of their knowledge and information,
                  there are no contracts, indentures, mortgages, loan agreements, deeds, trusts, notes, leases, subleases, voting trusts, voting agreements or other instruments or agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct; and to the best of their knowledge and information, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, deed, trust, note, lease, sublease, voting trust, voting agreement or other instrument or agreement to which the Company or the Subsidiary is a party or by which either of them may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject.

                           N. No registration, authorization, approval,
                  qualification, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Securities to the Underwriters, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities or Blue Sky laws or such as may be required by the NASD; and the execution, delivery and performance of the Underwriting Agreement, and the consummation of the transactions contemplated therein and the compliance by the Company with its obligations thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, deed, trust, lease, sublease, voting trust, voting agreement or other instrument or agreement to which the Company or the Subsidiary is a party or by which either of them may be bound, or to which any of the property or assets of the Company or the Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the Subsidiary, or any applicable statute, law, rule, regulation, ordinance, code, judgment, ruling, decision or order of any court or governmental agency or body applicable to the business or prospects of the Company.

                           O. Except as described in the Prospectus, to the best
                  of their knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                           P. The Company is not an "investment company" or a
                  company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           Q. All sales of the Company's capital stock during
                  the three years immediately prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the 1933 Act.

                           R. To the best of their knowledge and information,
                  the Company and the Subsidiary are in compliance with, and conduct their respective businesses in conformity with, all applicable laws and regulations relating to the operation of their businesses as described in the Registration Statement, except to the extent that any failure so to comply or conform would not have a material adverse effect upon the business or condition, financial or otherwise, of the Company and the Subsidiary considered as one enterprise.

                           S. The Registration Statement has become effective
                  under the 1933 Act; any required filing of the Prospectus, and any supplements thereto or the Term Sheet, pursuant to Rule 424(b) and if applicable, Rule 434, has been made in the manner and within the time period required; and to their best knowledge and information, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the 1933 Act.

                           T. Each of the Partner Agreements has been duly
                  authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity. To the best of their knowledge, no default has occurred under such Partner Agreements and no event has occurred which, with the passage of time or otherwise, would constitute a default under such agreements.


                                    (ii) The favorable opinion, dated as of the
         Closing Date, of ________________________, patent counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           A. The information in the Prospectus under "Risk
                  FactorsCWe May Not Be Able To Adequately Protect Or Enforce Our Intellectual Property Rights" and "BusinessCIntellectual Property" to the extent that it constitutes matters of patent law, summaries of legal matters relating to patents, patent documents, patent proceedings, or legal conclusions relating to patents, has been reviewed by them and is correct in all material respects and fairly and correctly presents the information called for with respect thereto.

                           B. To the best of their knowledge and information,
                  there are no pending or threatened legal or governmental proceedings, nor allegations on the part of any person of infringement, relating to patent rights, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of the Company and, to the best of their knowledge, no such proceedings are threatened or contemplated.

                           C. To the best of their knowledge and information,
                  the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of any persons, and no person is infringing or otherwise violating any of the Company's patents, trade secrets, trademarks, service marks, copyrights or other proprietary information or know-how of the Company in a way which could materially affect the use thereof by the Company.

                           D. To the best of their knowledge and information,
                  the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, trademarks, service marks or other proprietary information or know-how necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.

                           E. The Company is listed in the records of the United
                  States Patent and Trademark Office ("PTO") as the sole assignee of record of each of the patents listed on Schedule III hereto (herein called the "Patents") and each of the applications listed on Schedule IV hereto (herein called the "Applications"). To the best of their knowledge and information, there are no asserted or unasserted claims of any persons relating to the scope or ownership of the Patents or the Applications, there are no liens which have been filed against any of the Patents or the Applications, there are no material defects of form in the preparation or filing of the Applications, the Applications are being diligently prosecuted, and none of the Applications has been finally rejected or abandoned.

                           F. The Company is listed in the records of the
                  appropriate foreign patent offices as the sole assignee of record of each of the foreign patents listed on Schedule V hereto (herein called the "Foreign Patents") and each of the foreign applications listed on Schedule VI hereto (herein called the "Foreign Applications"). To the best of their knowledge and information, there are no asserted or unasserted claims of any persons relating to the scope or ownership of the Foreign Patents or the Foreign Applications, there are no liens which have been filed against any of the Foreign Patents or the Foreign Applications, there are no material defects of form in the preparation or filing of the Foreign Applications, the Foreign Applications are being diligently prosecuted, and none of the Foreign Applications has been finally rejected or abandoned.

                           G. Nothing has come to their attention that leads
                  them to believe that the Applications and Foreign Applications will not eventuate in issued patents, or that any patents issued in respect of any such Applications or Foreign Applications will not be valid or will not afford the Company reasonable patent protection relative to the subject matter thereof.

                           H. The Company is the non-exclusive licensee of the
                  United States and foreign patents and patent applications listed on Schedule VII and is the exclusive licensee of the United States and foreign patents and patent applications listed on Schedule VIII. To the best of their knowledge and information, all such licenses are duly executed, validly binding and enforceable in accordance with their terms and, to the best of their knowledge and information, the Company is not in default (declared or undeclared) of any material provision of any such licenses.

                           I. To the best of their knowledge and information,
                  all pertinent prior art references known to the Company or its counsel during the prosecution of the Patents and the Applications were disclosed to the PTO and, to the best of their knowledge and information, neither such counsel nor the Company made any misrepresentation to, or concealed any material fact concealed from, the PTO during such prosecution.

                           J. Nothing has come to their attention that leads
                  them to believe that, with respect to licenses, patents, trade secrets, copyrights or other proprietary information or know-how owned or used by the Company which are the subject of the foregoing opinions, the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    (iii) The favorable opinion, dated as of the
         Closing Date, of Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriters with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectus and such other related matters as the Underwriters shall reasonably request.

                                    (iv) In giving their opinions required by
         subsections (b)(i) and (b)(iii), respectively, of this Section 8, Brobeck, Phleger & Harrison, LLP and Skadden, Arps, Slate, Meagher & Flom (Illinois) shall each additionally state that nothing has come to their attention that leads them to believe that the Registration Statement (except for financial statements and schedules and other financial information included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial information included therein, as to which counsel need make no statement), as of its date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date or the Option Closing Date, as the case may be, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                           c. (i) There shall not have been, since the date
hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in Section 6 hereof shall be true and correct with the same force and effect as though expressly made at and as of the Closing Date, except to the extent that any such representation or warranty relates to a specific date, (iii) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (v) the Representatives shall have received a certificate, dated the Closing Date and signed by the President or any Vice President and the chief financial or accounting officer of the Company to the effect set forth in clauses (i), (ii), (iii) and (iv) above.

                           d. At the time of the execution of this Agreement,
the Underwriters shall have received from McGladrey & Pullen, LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                           e. The Underwriters shall have received from
McGladrey & Pullen, LLP, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                           f. The Securities shall have been approved for
quotation on NNM.

                           g. In the event that the Underwriters exercise their
option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Option Closing Date and, at the relevant Option Closing Date, the Underwriters shall have received:

                                            (1 A certificate, dated such Option
         Closing Date, of the President or any Vice President of the Company and of the chief financial or accounting officer of the Company confirming that the certificate delivered at the Closing Date pursuant to Section 8 (c) hereof remains true and correct as of such Option Closing Date.

                                            (2 The favorable opinion of Brobeck,
         Phleger & Harrison, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Sections 8 (b)(i) and 8 (b)(iv) hereof.

                                            (3 The favorable opinion of
         ______________________________, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date to the same effect as the opinion required by Section 8(b)(ii) hereof.

                                            (4 The favorable opinion of Skadden,
         Arps, Slate, Meagher & Flom (Illinois), counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Sections 8 (b)(iii) and 8 (b)(iv) hereof.

                                            (5 A letter from McGladrey & Pullen,
         LLP in form and substance satisfactory to the Underwriters and dated such Option Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to

         Section 8(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 8(g)(5) shall be a date not more than three business days prior to such Option Closing Date.

                           h. At the date of this Agreement, the Underwriters
shall have received lock-up agreements in form and substance satisfactory to the Underwriters from each of the individuals set forth in Schedule II hereto.

                           i. Counsel for the Underwriters shall have been
furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                           j. The NASD shall not have raised any objection with
respect to the fairness and reasonableness of the underwriting terms and arrangements.

                           k. Any certificate or document signed by any officer
of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

                           l. If any condition specified in this Section 8 shall
not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Date or such an Option Closing Date as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 9 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

                  9. EXPENSES. Whether or not the transaction contemplated by this Agreement is consummated or this Agreement is terminated, the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations under this Agreement including but not limited to cost and expenses of or relating to: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, the Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the original issuance and sale of the Securities; (v) the registration of the Common Stock under the 1934 Act and the quotation of the Securities on NNM; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the fees, expenses and disbursements of one counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters incident to securing any required review by the NASD; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) the fees and expenses of the transfer agent.

                  If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 or pursuant to clauses (ii), (iii), (iv) and (v) of Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                  10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by or on behalf of the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the

Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Securities may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

                  If one or more of the Underwriters shall fail on the Closing Date to purchase the Initial Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                           a. if the number of Defaulted Securities does not
exceed 10% of the number of Initial Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                           b. if the number of Defaulted Securities exceeds 10%
of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

                  Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                  11. TERMINATION OF AGREEMENT. a. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date or Option Closing Date, as the case may be, (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in your judgement, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Common Stock has been suspended by the Commission, or if trading generally on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter markets has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or markets or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Illinois authorities, (iv) the enactment, publication, decree or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which in your judgement materially and adversely affects or may materially or adversely affect the business or operations of the Company and the Subsidiary or (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs which in your judgement has a material adverse effect on the securities markets in the United States, and would in your judgement make it impracticable or inadvisable to market the Securities or to enforce any contract for the sale thereof. Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                           b. If this Agreement is terminated pursuant to this
Section 11, such termination shall be without liability of any party to any other party except as provided in Section 9 and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

                  12. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements under the caption "Underwriting" in any preliminary prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(a) and 7 hereof.

                  13. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company at the office of the Company at, 25200 Commercentre Drive, Lake Forest, California 92630-8810,
Attention: President and Chief Executive Officer; or (ii) if to you, as Representatives of the several Underwriters, care of Vector Securities International, Inc. 1751 Lake Cook Road, Suite 350, Deerfield, Illinois 60015,
Attention: Syndicate Department.

                  14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed within the State of Illinois. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  15. SUCCESSORS. This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, the other persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Securities in his status as such purchaser.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                          Very truly yours,

                                          ANSYS Diagnostics, Inc.



                                          By:
                                              ----------------------------------
                                              Stephen K. Schultheis
                                              President and Chief
                                              Executive Officer

Confirmed as of the date first above
mentioned on behalf of themselves and
the other several Underwriters named in
Schedule I hereto.

Vector Securities International, Inc.
Sutro & Co. Incorporated

   As Representatives of the Several Underwriters named on Schedule I hereto.

By Vector Securities International, Inc.



By:
    ------------------------------------
    Shahab Fatheazam
    Managing Director

                                   SCHEDULE I


                             ANSYS DIAGNOSTICS, INC.

                                                         NUMBER OF INITIAL
                                                         SECURITIES PURCHASED
                   UNDERWRITER                           TO BE FROM THE COMPANY
                   -----------                           ----------------------
Vector Securities International, Inc..................

Sutro & Co. Incorporated..............................

Total

                                   SCHEDULE II

                             ANSYS DIAGNOSTICS, INC.

               LIST OF STOCKHOLDERS SUBJECT TO LOCK-UP AGREEMENTS

                                                            Number of Securities
Name                                                         Subject to Lock-Up
----                                                        --------------------



                                  SCHEDULE III

                             ANSYS DIAGNOSTICS, INC.

                          LIST OF UNITED STATES PATENTS

                                   SCHEDULE IV

                             ANSYS DIAGNOSTICS, INC.

                    LIST OF UNITED STATES PATENT APPLICATIONS

                                   SCHEDULE V

                             ANSYS DIAGNOSTICS, INC.

                             LIST OF FOREIGN PATENTS

                                   SCHEDULE VI

                             ANSYS DIAGNOSTICS, INC.

                       LIST OF FOREIGN PATENT APPLICATIONS

                                  SCHEDULE VII

                             ANSYS DIAGNOSTICS, INC.

                        LIST OF EXCLUSIVE LICENSES TO USE
            UNITED STATES AND FOREIGN PATENTS AND PATENT APPLICATIONS

                                  SCHEDULE VIII

                             ANSYS DIAGNOSTICS, INC.

                        LIST OF EXCLUSIVE LICENSES TO USE
            UNITED STATES AND FOREIGN PATENTS AND PATENT APPLICATIONS